UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 24, 2008
ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA  30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

AtheroGenics, Inc. (the “Company”) announced on January 2, 2008 that it had received a NASDAQ Staff Deficiency Letter on December 26, 2007 stating that the Company failed to comply with the Minimum Bid Price requirement for continued listing set forth in Marketplace Rule 4450(b)(4) (the “Rule”) because for 30 consecutive business days the bid price of the Company’s common stock had closed below the $1.00 bid requirement.  In accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company was provided with 180 calendar days, or until June 23, 2008, to regain compliance with the Rule.

The Company did not regain compliance with the Rule by June 23, 2008, and, accordingly, on June 24, 2008, the Company received written notification from NASDAQ (the “Staff Determination”) that the Company’s common stock would be subject to delisting as a result of the deficiency unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the “NASDAQ Panel”).  The Company will request a hearing before the NASDAQ Panel to address the bid price deficiency, which will stay any action with respect to the Staff Determination until the NASDAQ Panel renders a decision subsequent to the hearing.  There can be no assurance that the NASDAQ Panel will grant the Company’s request for continued listing.

A copy of the press release dated June 30, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit No.		Description

99.1	—	Press Release dated June 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: June 30, 2008	/s/MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President, Commercial Operations
and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.		Description

99.1	—	Press Release dated June 30, 2008